UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Officer Indemnification Agreements

On June 12, 2013, the Board of Directors (the “Board”) of PHH Corporation (“PHH,” the “Company,” “we,” “our” or “us”) authorized the Company to enter into separate Indemnification Agreements, in the form filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety (the “Form of Indemnification Agreement”), with the following officers of the Company who had not previously entered into indemnification agreements with the Company:  Messrs. Richard Bradfield, William Brown, Robert Crowl, George Kilroy, David Tucker and David Bricker and Ms. Kathryn Ruggieri.  Each current member of the Company’s Board, including the Company’s Chief Executive Officer, Mr. Glen A. Messina, are parties to separate indemnification agreements with the Company substantially similar to the Form of Indemnification Agreement.  Pursuant to such indemnification agreements, the Company has agreed to indemnify and advance expenses and costs incurred by each director and each such officer in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of the Company. The foregoing description of the Form of Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement filed herewith as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Chesapeake Funding Series 2013-1 Floating Rate Asset Backed Investor Notes

On June 13, 2013, Chesapeake Funding LLC (“Chesapeake”), an indirect, wholly owned subsidiary of the Company, entered into a Series 2013-1 Indenture Supplement (the “Series 2013-1 Supplement”), between Chesapeake, as issuer, and The Bank of New York Mellon (“BNYM”), as indenture trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008 (as amended, the “A&R Base Indenture”), between Chesapeake, as issuer, and BNYM, as indenture trustee.

Pursuant to the Series 2013-1 Supplement, Chesapeake issued $700,000,000  in aggregate principal amount of floating rate asset backed investor notes consisting of (i) $647,810,000 in aggregate principal amount of Series 2013-1 Floating Rate Asset Backed Investor Notes, Class A (“Series 2013-1 Class A Notes”), (ii) $22,780,000 in aggregate principal amount of Series 2013-1 Floating Rate Asset Backed Investor Notes, Class B (“Series 2013-1 Class B Notes”), (iii) $18,810,000 in aggregate principal amount of Series 2013-1 Floating Rate Asset Backed Investor Notes, Class C (“Series 2013-1 Class C Notes”), and (iv) $10,600,000 in aggregate principal amount of Series 2013-1 Floating Rate Asset Backed Investor Notes, Class D (“Series 2013-1 Class D Notes” and, together with the Series 2013-1 Class A Notes, Series 2013-1 Class B Notes and Series 2013-1 Class C Notes, the “Series 2013-1 Notes”).  Credit enhancement for the Series 2013-1 Notes includes lease overcollateralization, interest rate caps purchased by Chesapeake and amounts on deposit in certain accounts.  The legal final maturity date of the Series 2013-1 Notes is the payment date in January 2025.

Substantially all of the net proceeds of the sale of the Series 2013-1 Notes were used by Chesapeake to pay down its Series 2010-1 Floating Rate Asset Backed Variable Funding Notes, Class A (the “Series 2010-1 Class A Notes”) and Series 2011-1 Floating Rate Asset Backed Variable Funding Notes, Class A (the “Series 2011-1 Class A Notes”).

The Series 2013-1 Notes bear interest at variable rates payable monthly. The Series 2013-1 Supplement incorporates by reference from the A&R Base Indenture certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.  Upon commencement of the Series 2013-1 Amortization Period (as defined in the Series 2013-1 Supplement), the Series 2013-1 Notes will amortize in accordance with their respective terms and noteholders will be repaid as lease payments are received over the lease term of the vehicle leases and related assets that collateralize such notes.  Unless an amortization event with respect to the Series 2013-1 Notes occurs, the Series 2013-1 Amortization Period will begin on the close of business on the Period End Date (as defined in the A&R Base Indenture) in May 2014.  Such amortization events include a deficiency in the required amount of credit enhancement, if certain losses or delinquencies with respect to the leases and vehicles securing the Series 2013-1 Notes exceeds specified limitations, or an event of default with respect to the Series 2013-1 Notes occurs under the A&R Base Indenture.

Relationships

BNYM and its affiliates provide products and services to, make loans to, and engage in various other transactions with PHH and its affiliates in the ordinary course of their respective businesses, including, without limitation, indenture trustee, document custodian, underwriting, and treasury related products and services, for which BNYM and its affiliates receive customary fees and expenses.  In addition, Mr. Thomas P. (Todd) Gibbons, one of the Company’s directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, BNYM, and BNY Mellon, N.A. (collectively “BNY Mellon”).

Item 5.03.                                        Amendment to Articles of Incorporation; Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation

On June 12, 2013, at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of the Company, stockholders holding more than eighty percent (80%) of the aggregate votes entitled to be cast on the matter (considered for this purpose as a single class) voted in favor of the proposal of our Board to amend the Company’s Charter to declassify the Board by eliminating the three classes of directors (Class I, Class II and Class III) each with terms of three years, as contemplated in the Articles of Amendment filed herewith as Exhibit 3.1 and incorporated herein by reference in its entirety (the “Articles of Amendment”).  The Articles of Amendment were filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 12, 2013 and became effective immediately upon filing.  Pursuant to the Articles of Amendment, the Company’s classified Board structure was eliminated.  At the 2013 Annual Meeting,  all ten members of the Board stood for election and were each elected to a one year term to hold office until the Company’s 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation.

Amendment to Bylaws

Effective upon the acceptance for record of the Articles of Amendment by the SDAT and as previously approved by the Board, the Company’s Amended and Restated By-Laws were amended pursuant to the First Amendment to the Amended and Restated By-Laws (the “First Amendment to the Amended and Restated By-laws”) in order to remove references to a classified Board contained in Article II, Section 2.03 of the By-Laws and instead to provide that the stockholders shall elect directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualify.

The foregoing description of the amendments to the Company’s Charter effected by the Articles of Amendment and to the Company’s Amended and Restated By-Laws effected by the First Amendment to the Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Amendment and the First Amendment to the Amended and Restated Bylaws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference in their entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting, stockholders holding 53,513,251 shares of the Company’s common stock were present, in person or by proxy, representing approximately 94% of the 57,060,403 shares of the Company’s common stock that were issued and outstanding as of March 25, 2013, the record date for the 2013 Annual Meeting.

At the 2013 Annual Meeting, the Company’s stockholders (i) elected Messrs. Jon A. Boscia, James O. Egan, Thomas P. Gibbons, Allan Z. Loren, Glen A. Messina, Gregory J. Parseghian, Charles P. Pizzi and Carroll R. Wetzel, Jr. and Mses. Jane D. Carlin and Deborah M. Reif as directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the “Director Election Proposal”), with each of the foregoing directors having received more than 92% of the votes cast in respect of the Director Election Proposal; (ii) approved an amendment to the Charter of the Company to declassify the Board as contemplated by the Articles of Amendment (the “Charter Amendment Proposal”), with approximately 86% of the votes entitled to be cast on the matter having been cast in favor of the Charter Amendment Proposal; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (the “Ratification of Auditors Proposal”), with approximately 99% of the votes cast having been cast in favor of the Ratification of Auditors Proposal; and (iv) approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the “Say on Pay Proposal”), with approximately 81% of the votes cast having been cast in favor of the Say on Pay Proposal.

Votes cast at the 2013 Annual Meeting were as follows:

	FOR	WITHHELD	AGAINST	ABSTAIN	BROKER NON-VOTES
Director Election Proposal:
Jon A. Boscia	49,031,181	480,714	—	—	4,001,356
Jane D. Carlin	48,928,605	583,290	—	—	4,001,356
James O. Egan	49,026,041	485,854	—	—	4,001,356
Thomas P. Gibbons	45,739,203	3,772,692	—	—	4,001,356
Allan Z. Loren	48,516,110	995,785	—	—	4,001,356
Glen A. Messina	49,032,653	479,242	—	—	4,001,356
Gregory J. Parseghian	49,023,075	488,820	—	—	4,001,356
Charles P. Pizzi	48,594,082	917,813	—	—	4,001,356
Deborah M. Reif	48,681,909	829,986	—	—	4,001,356
Carroll R. Wetzel, Jr.	49,030,248	481,647	—	—	4,001,356

Charter Amendment Proposal:	49,284,310	—	67,208	160,377	4,001,356

Ratification of Auditors Proposal:	52,866,594	—	488,900	157,757	—

Say on Pay Proposal:	39,918,563	—	9,207,115	386,217	4,001,356

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                               Articles of Amendment to the Charter of PHH Corporation, dated June 12, 2013.

3.2                               First Amendment to the Amended and Restated By-Laws of PHH Corporation, effective June 12, 2013.

10.1                       Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel &
Secretary

Dated June 18, 2013